UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 24, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1500 Coral Gables, Florida 33134 (Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2012, Catalyst Pharmaceutical Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the underwriters named in Schedule I to the Underwriting Agreement, relating to a public offering of 6,000,000 units, each unit consisting of one share of the Company’s common stock and a warrant to purchase up to one share of the Company’s common stock, at a public offering price of $0.80 per unit. Each warrant will have an exercise price of $1.04 per share, will be exercisable immediately after issuance and will expire five years from the date of issuance.

The Company expects the offering to close on May 30, 2012, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $4.0 million, assuming no exercise of the warrants and less the underwriting discount and after deducting estimated offering expenses payable by the Company.

The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of the underwriting agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement.

Copies of the underwriting agreement and the form of warrant are filed herewith as Exhibit 1.1 and 4.1, respectively, and incorporated herein by reference. The foregoing description of the offering and the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On May 24, 2012, the Company issued a press release announcing the specific terms and conditions of the Offering. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated May 24, 2012, between Catalyst Pharmaceutical Partners, Inc. and Cowen and Company, LLC, as representative of the underwriters named in Schedule I thereto.

4.1	Form of Warrant (filed by Reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, File No. 333-180617, filed with the Commission on May 4, 2012)

99.1	Press release issued by the Company on May 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and CFO

Dated: May 29, 2012

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